                                                                    EXHIBIT 99.1


                                             NOVEMBER 18, 1998
                                             FOR IMMEDIATE RELEASE


         SYLACAUGA, AL... In a case brought by several landowners in Tallapoosa County, Alabama, and in which Avondale Mills, Russell Corporation, and the Alabama Power Company were defendants, a county circuit court jury in Birmingham, Alabama handed down a verdict late yesterday of $155,200 in compensatory damages and $52,398,000 in punitive damages, on a joint and several basis, in favor of the plaintiffs. The case alleged nuisance and trespass related to the discharge of effluent from the waste water treatment plant of the City of Alexander City, Alabama.

         Avondale believes that there are numerous grounds on which the verdict can be appealed and that the verdict was not supported by the evidence presented in the case. An appeal of the verdict is planned, and Avondale intends to pursue such appeal vigorously.



                                      #####




FOR FURTHER INFORMATION CONTACT:

Craig S. Crockard
Corporate Vice President Planning and Development
Avondale Mills, Inc.
900 Avondale Avenue
Sylacauga, AL 35150-1899
(256) 249-1340

                                      - 5 -